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                              LEASE

THIS LEASE (this "LEASE") is made as of  September 22, 1997 by and between

"LANDLORD"     Spieker Properties, L.P., a California limited partnership
               and
"TENANT"       Integrated Measurement Systems, Inc., an Oregon corporation

                   SECTION A:  TABLE OF CONTENTS

SECTION 1:  DEFINITIONS ...........................1

SECTION 2:  PREMISES AND TERM .....................4
2.1  Lease of Premises ............................4
2.2  Lease Term and Expansions ....................4
2.3  Tenant Improvements ..........................6
2.4  Memorandum of Commencement Date ..............7
2.5  Use and Conduct of Business ..................7
2.6  Compliance with Governmental Requirements
     and Rules and Regulations ....................7

SECTION 3:  BASE RENT, ADDITIONAL RENT,
ADDITIONAL TENANT IMPROVEMENT RENT, ...............7
3.1  Payment of Rental ............................7
3.2  Base Rent ....................................7
3.3  Security Deposit .............................8
3.4  Additional Rent ..............................8
3.5  Additional Tenant Improvement Rent ..........11
3.6  Utilities ...................................11
3.7  Holdover ....................................11
3.8  Late Charge .................................11
3.9  Default Rate ................................11

SECTION 4:  GENERAL PROVISIONS ...................11
4.1  Maintenance and Repair by Landlord ..........11
4.2  Maintenance and Repair by Tenant ............12
4.3  Common Areas/Security .......................12
4.4  Tenant Alterations ..........................12
4.5  Tenant's Work Performance ...................13
4.6  Surrender of Possession .....................13
4.7  Removal of Property .........................13
4.8  Access ......................................13
4.9  Damage or Destruction .......................14
4.10 Condemnation ................................15
4.11 Parking .....................................15
4.12 Indemnification .............................16
4.13 Tenant Insurance ............................16
4.14 Landlord's Insurance ........................16
4.15 Waiver of Subrogation .......................17
4.16 Assignment and Subletting by Tenant .........17
4.17 Assignment by Landlord ......................19
4.18 Estoppel Certificates .......................19
4.19 Modification for Lender .....................19
4.20 Hazardous Substances ........................19
4.21 Access Laws .................................20
4.22 Quiet Enjoyment .............................20
4.23 Signs .......................................20
4.24 Subordination ...............................21
4.25 Workers Compensation Immunity ...............21
4.26 Brokers .....................................21
4.27 Exculpation and Limitation of Liability .....21
4.28 Intentionally Deleted .......................21
4.29 Mechanic's Liens and Tenant's Personal
     Property Taxes ..............................22

SECTION 5:  DEFAULT AND REMEDIES .................22
5.1  Events of Default ...........................22
5.2  Remedies ....................................22
5.3  Right to Perform ............................24
5.4  Landlord's Default ..........................24

SECTION 6:  MISCELLANEOUS PROVISIONS .............24
6.1  Notices .....................................24
6.2  Attorney's Fees and Expenses ................24
6.3  No Accord and Satisfaction ..................24
6.4  Successors; Joint and Several Liability .....24
6.5  Choice of Law ...............................25
6.6  No Waiver of Remedies .......................25
6.7  Offer to Lease ..............................25
6.8  Force Majeure ...............................25
6.9  Landlord's Consent ..........................25
6.10 Severability; Captions ......................25
6.11 Interpretation ..............................25
6.12 Incorporation of Prior Agreement;
     Amendments ..................................26
6.13 Authority ...................................26
6.14 Time of Essence .............................26
6.15 Survival of Obligations .....................26
6.16 Consent to Service ..........................26
6.17 Landlord's Authorized Agents ................26
6.18 Waiver of Jury Trial ........................26
6.19 Counterparts; Facsimile Signatures ..........26


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LISTING OF EXHIBITS

Exhibit A      Legal Description of the Land
Exhibit B      Drawing Showing Location of the Existing Space
Exhibit C      [Intentionally Omitted]
Exhibit D      Form of Memorandum of Commencement Date
Exhibit E      Rules and Regulations
Exhibit F      Description of Permitted Exterior Signs
Exhibit G      Drawing Showing Location of BIT Space
Exhibit H      Drawing Showing Location of Magni Space
Exhibit I      Drawing Showing Location of NCD Space
Exhibit J      Drawing Showing Location of Stream Space
Exhibit K      Drawing Showing Location of Center
Exhibit L      Work Agreement


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           SECTION 1:  DEFINITIONS

1.1 DEFINITIONS. Each underlined term in this section shall have the meaning set forth next to that underlined term.

1.2 ACCESS LAWS: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3       ADDITIONAL RENT:  Defined in paragraph captioned "ADDITIONAL RENT".

1.4 ADDITIONAL TENANT IMPROVEMENT RENT: Defined in paragraph captioned "ADDITIONAL TENANT IMPROVEMENT RENT".

1.5       BASE AMOUNT:  Defined in paragraph captioned "ADDITIONAL RENT".

1.6       BASE RENT:  Base Rent shall be as follows:

          A.   For the Magni Space:

               January 1, 1998 through December 31, 2001 - $12,087.00 per month

               January 1, 2002 through February 29, 2004 - $13,352.00 per month

          B.   For the Existing Space:

               January 1, 1999 through December 31, 2001 - $64,390.00 per month

               January 1, 2002 through February 29, 2004 - $71,130.00 per month

          C.   For the BIT Space (if and when leased):

               June 1, 1999 through December 31, 2001 - $7,310.00 per month

               January 1, 2002 through February 29, 2004 - $8,075.00 per month

          D.   For the NCD Space (if and when leased):

               January 1, 2001 through December 31, 2001 - $25,711.42 per month; provided that, Base Rent for the NCD Space for such period shall be reduced to $17,111.42 per month if and so long as there is no Event of Default under this Lease. Upon the occurrence of any Event of Default, such Base Rent shall immediately increase to $25,711.42 per month and one half of the differential between the full monthly Base Rent and the reduced Base Rent for all previous months shall be immediately due and payable.

               January 1, 2002 through February 29, 2004 - $28,402.15 per month

          E. For the Stream Space, the amount designated as Base Rent in Landlord's right of first refusal notice regarding the Stream Space, as more particularly described in the subparagraph entitled "RIGHT OF FIRST REFUSAL FOR STREAM SPACE".

1.7 BIT SPACE: The portion of Building 5 depicted on the plan attached to this Lease as EXHIBIT G.

1.8 BROKERS: Tenant was represented in this transaction by Hume Myers Tenant Counsel, a licensed real estate organization. Landlord was represented in this transaction by Trammell Crow NW, Inc., a licensed real estate organization.

1.9 BUILDING 2: That certain building located on the Land at 9605 SW Gemini Drive, Beaverton, Oregon 97008, commonly known as "Building 2" of the Center. Building 2 contains approximately 35,258 rentable square feet.

1.10 BUILDING 3: That certain building located on the Land at 9505 SW Gemini Drive, Beaverton, Oregon 97008, commonly known as "Building 3" of the Center. Building 3 contains approximately 39,614 rentable square feet.

1.11 BUILDING 4: That certain building located on the Land at 9500 SW Gemini Drive, Beaverton, Oregon 97008, commonly known as "Building 4" of the Center. Building 4 contains approximately 43,952 rentable square feet.

1.12 BUILDING 5: That certain building located on the Land at 9400 SW Gemini Drive, Beaverton, Oregon 97008, commonly known as "Building 5" of the Center. Building 5 contains approximately 30,898 rentable square feet.

1.13 BUILDINGS: An individual and collective reference to Building 2, Building 3, Building 4 and Building 5 if, as and when Tenant leases any portion thereof pursuant to this Lease.


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1.14      BUSINESS DAY:  Calendar days, except for Saturdays and Sundays and holidays when banks are closed in the greater Portland, Oregon area.

1.15      CADENCE:  Cadence Design Systems, Inc., a Delaware corporation.

1.16 CENTER: The Nimbus Technology Park, Phases I, II, and III, containing 10 buildings (including the Buildings), located in Beaverton, Oregon 97008, and depicted on EXHIBIT K attached to this Lease.

1.17 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.18 COMMENCEMENT DATE: The Commencement Date of this Lease shall be as follows:

          A.   As to the Magni Space - January 1, 1998

          B.   As to the Existing Space - January 1, 1999

          C. As to the BIT Space, if such space is leased pursuant to the terms and conditions of this Lease, the Commencement Date shall be June 1, 1999.

          D. As to the NCD Space, if such space is leased pursuant to the terms and conditions of this Lease, the Commencement Date shall be January 1, 2001.

          E. As to the Stream Space, the Commencement Date shall be the date Tenant first leases such space from Landlord pursuant to the terms and conditions of the right of first refusal for such space described in this Lease.

          F. As to the space described in subparagraph 2.2.4, the Commencement Date shall be the date Tenant first leases such space from Landlord pursuant to the terms and conditions of the right of first offer for such space described in this Lease.

          Notwithstanding anything in this paragraph to the contrary, as to the Magni Space, the BIT Space and the NCD Space, the Commencement Date for each such space shall be no earlier than 60 days after the date that Landlord notifies Tenant that the tenant in possession of such space has vacated and removed all of its possessions from such space.

1.19 ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

1.20 ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "ADDITIONAL RENT".

1.21 EXISTING LEASE: That certain lease in effect as of the date of this Lease between Tenant (as Tenant) and Landlord, as successor to Beaverton-Redmond Tech Properties (as Landlord), dated August 31, 1989, as amended on December 13, 1990 and November 16, 1993, pursuant to which Tenant is leasing the Existing Space from Landlord.

1.22 EXISTING SPACE: Those portions of Building 2 and Building 3 depicted on the plan attached to this Lease as EXHIBIT B. As of the date of this Lease, Tenant is leasing the Existing Space from Landlord pursuant to the Existing Lease.

1.23 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "EVENTS OF DEFAULT".

1.24 FAIR MARKET RENTAL RATE: The fair market rental rate established pursuant to subparagraph captioned "FAIR MARKET RENTAL RATE".

1.25 GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.26 GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.27 HAZARDOUS SUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.28 LAND: The land located in Washington County, State of Oregon, City of Beaverton, as legally described in EXHIBIT A attached to this Lease. Such land includes all real property upon which the Center is located.


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


1.29 LANDLORD: Spieker Properties, L.P., a California limited partnership, or its successors and assigns as provided in paragraph captioned "ASSIGNMENT BY LANDLORD".

1.30 LANDLORD'S AGENTS: Any and all venturers, partners, officers, agents, employees, trustees, investment advisors and consultants of Landlord.

1.31 LEASE TERM: as to all of the Premises except the Stream Space and the space described in subparagraph 2.2.4, the Lease Term shall commence on the Commencement Date, and end February 29, 2004. As to the Stream Space, the Lease Term shall commence on the Commencement Date, and end on the date set forth as the termination date in Landlord's notice triggering Tenant's right of first refusal for the Stream Space. As to the space described in subparagraph 2.2.4, the Lease Term shall commence on the Commencement Date, and end on the date set forth as the termination date in Landlord's notice triggering Tenant's right of first offer for such space.

1.32 MAGNI SPACE: The portion of Building 4 depicted on the plan attached to this Lease as EXHIBIT H.

1.33 MANAGER: Spieker Properties, L.P., or its replacement as specified by written notice from Landlord to Tenant.

1.34 MANAGER'S ADDRESS: 4380 SW Macadam Avenue, Suite 100, Portland, Oregon 97201, which address may be changed by written notice from Landlord to Tenant.

1.35 NCD SPACE: The portion of Building 4 depicted on the plan attached to this Lease as EXHIBIT I.

1.36      OPERATING COSTS:  Defined in paragraph captioned "ADDITIONAL RENT".

1.37 OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "ADDITIONAL RENT".

1.38 PERMITTED USE: Design, light assembly and repair of software and electronic equipment, so long as such use is consistent with first-class buildings of the same or similar use as the Buildings and located in the metropolitan area in which the Buildings are located.

1.39      PREPAID RENT:  $0.00.

1.40 PREMISES: This term includes the Magni Space and the Existing Space, and may in the future include the BIT Space, the NCD Space, the Stream Space and any other space if, as and when any such space is leased by Landlord to Tenant subject to the terms and conditions of this Lease.

1.41      PRIME RATE:  Defined in paragraph captioned "DEFAULT RATE".

1.42 PROPERTY TAXES: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Center or any personal property owned by Landlord associated with the Center or Land; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in the Center or Land; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of the Center or Land or the amount of any base rent, additional rent or other sums payable under any lease for any or all of the Land, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of the Land or Center or the rent earned by any part of or interest in the Center or Land; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of the Center or Land or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of the Center or Land; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of the Land. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

1.43 SECURITY DEPOSIT: As of the date of execution of this Lease, the Security Deposit shall be Seventy-six thousand, four hundred and seventy-seven dollars ($76,477.00) (the "INITIAL SECURITY DEPOSIT"). At such time as total monthly Base Rent for all spaces being leased by Tenant pursuant to this Lease exceeds the Initial Security Deposit, and at all times thereafter, the Security Deposit required shall be the dollar amount that is equal to the combined monthly Base Rent for all space being leased by Tenant pursuant to this Lease, as that amount may change from time to time; except that the Security Deposit payable with respect to the BIT Space and the NCD Space shall equal one-half (50%) of the monthly Base Rent payable for the BIT Space and the NCD Space as provided in Section 1.6.

1.44 STREAM SPACE: The portion of Building 5 depicted on the plan attached to this Lease as EXHIBIT J.


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1.45      TENANT:  The entity named on the first page of this Lease.

1.46      TENANT ALTERATIONS:  Defined in paragraph captioned "TENANT
          ALTERATIONS".

1.47 TENANT IMPROVEMENT ALLOWANCE: The maximum amount to be expended by Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed:

          A.   As to the Magni Space:  $140,550.00

          B.   As to the Existing Space:  $675,000.00

          C.   As to the BIT Space (if and when leased):  $62,000.00

          D.   As to the NCD Space (if and when leased):  $149,485.00

          E. As to the Stream Space: the amount, if any, designated as Tenant Improvement Allowance in Landlord's right of first refusal notice regarding the Stream Space, as more particularly described in the subparagraph entitled "RIGHT OF FIRST REFUSAL FOR STREAM SPACE".

          F. As to the space described in subparagraph 2.2.4: the amount, if any, designated as Tenant Improvement Allowance in Landlord's notice regarding lease terms and conditions, as more particularly described in subparagraph 2.2.4.

          Any applicable Tenant Improvement Allowance shall be disbursed and expended subject to the terms and conditions of a Work Agreement attached as EXHIBIT L to this Lease.

1.48 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises to be constructed pursuant to the terms and conditions of a Work Agreement attached as EXHIBIT L to this Lease.

1.49 TENANT'S AGENTS: Any and all officers, contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

1.50 TENANT'S PRO RATA SHARE: The sum of the percentages set forth opposite each of the spaces listed below, if, as and when any such space is leased by Tenant from Landlord pursuant to the terms and conditions of this Lease:

          A.   Magni Space:    3.11%

          B.   Existing Space:     16.56%

          C.   BIT Space:      1.88%

          D.   NCD Space:      6.61%

          E.   Stream Space:   4.95%

          Tenant's Pro Rata Share shall at all times be determined with reference to the actual space in the Center being leased by Tenant from Landlord from time to time pursuant to this Lease, and will change from time to time based on changes in the quantity of space so leased.

1.51 YEAR: A calendar year commencing January 1 and ending December 31 during the Lease Term, or the portion of such calendar year within the Lease Term.

       SECTION 2:  PREMISES AND TERM

2.1 LEASE OF PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2       LEASE TERM AND EXPANSIONS.

2.2.1 INITIAL TERM. The initial Lease Term shall be for the period stated in the definition of Lease Term, unless earlier terminated as provided in this Lease.

2.2.2 EXPANSION OPTIONS FOR BIT AND NCD SPACES. Subject to the terms and conditions set forth in this subparagraph, Tenant shall have a one-time option to lease the BIT Space and a one-time option to lease the NCD Space. In order to exercise either or both of such options, Tenant must satisfy all of the following requirements, each of which is a condition precedent to Tenant's ability to exercise each of such options: (a) Tenant shall provide Landlord with written notice of Tenant's intention to exercise the option to expand, which notice must be received by Landlord no later than October 1, 1998, as to the BIT Space, and no later than March 1, 2000, as to the NCD Space; (b) on the date that Tenant notifies Landlord of Tenant's intention to exercise the option and on the Commencement Date applicable respectively to the BIT Space and the NCD space, there shall be no Event of Default by Tenant under this Lease and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or


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


both, would become an Event of Default by Tenant under this Lease; (c) at no point in time prior to the applicable Commencement Date shall any one or more assignees or subtenants of Tenant have been in possession of, in the aggregate, more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four (24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation). If Tenant exercises its option to lease the BIT Space or the NCD Space, it shall lease the applicable space under the terms of this Lease, shall pay the applicable Base Rent, and shall be entitled to the applicable Tenant Improvement Allowance. If Tenant exercises its option to lease the BIT Space, the Commencement Date for the lease of such space shall be June 1, 1999. If Tenant exercises its option to lease the NCD Space, the Commencement Date for the lease of such space shall be January 1, 2001.

     2.2.3  RIGHT OF FIRST REFUSAL FOR STREAM SPACE.    Subject to the terms and
conditions set forth in this subparagraph, Tenant shall have a one-time right of first refusal to lease the Stream Space. In order to exercise such right of first refusal, Tenant must satisfy all of the following requirements, each of which is a condition precedent to Tenant's ability to exercise such right of first refusal: (a) as of the date that Landlord provides Tenant with the notice triggering the right of first refusal, and as of the Commencement Date applicable to the Stream Space, there shall be no Event of Default by Tenant under this Lease and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under this Lease; and (b) at no point in time prior to the Commencement Date applicable to the Stream Space shall any one or more assignees or subtenants of Tenant have been in possession of, in the aggregate, more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four (24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation). If Landlord receives a bona fide offer to lease the Stream Space, Landlord shall notify Tenant in writing of the terms of such offer, including the commencement date, base rent, tenant improvements, and other basic business terms. Tenant shall have five (5) Business Days from receipt of such notice to exercise its right of first refusal. If Tenant exercises its right of first refusal to lease the Stream Space, it shall thereafter lease the Stream Space under the terms of this Lease (as supplemented by the terms set forth in Landlord's notice triggering the right of first refusal). If Tenant does not exercise its right of first refusal within the time allotted, Landlord may lease the Stream Space pursuant to the bona fide offer, and Tenant shall thereafter have no rights with regard to the Stream Space.

     2.2.4 RIGHT OF FIRST OFFER FOR AVAILABLE SPACE. Subject to the terms and conditions set forth in this subparagraph, and if Tenant has not exercised its right of first refusal regarding the Stream Space, if any space in the Center (between 10,000 and 25,000 square feet in size) becomes available for lease during the last eighteen (18) months of the initial Lease Term (not including any extension term), Landlord shall provide Tenant with written notice thereof, which notice will set forth the terms and conditions under which Landlord will be willing to lease such space to Tenant (including commencement date, base rent, and tenant improvements). Tenant shall have thirty (30) calendar days from receipt of such notice to exercise its right of first offer to lease the available space on the terms and conditions set forth in the triggering notice. If Tenant exercises its right of first offer to lease said available space, it shall thereafter lease such space under the terms of this Lease (as supplemented by the terms set forth in the Landlord's notice triggering the right of first offer), and Tenant shall have no further such right of first offer as to any other space in the Center. If Tenant does not exercise its right of first offer within the time allotted, Landlord may lease such space to any party on any terms it chooses, and Tenant shall thereafter have no rights with regard to any other space in the Center. In order to remain entitled to such right of first offer notification, Tenant must satisfy all of the following requirements, each of which is a condition precedent to Tenant's entitlement to notification: (a) as of the date that any such space becomes available, there shall be no Event of Default by Tenant under this Lease and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under this Lease; and (b) at no point in time prior to the date any such space shall become available shall any one or more assignees or subtenants of Tenant have been in posession of, in the aggregate, more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four (24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation). Notwithstanding anything in this subparagraph, if Landlord provides the notice which triggers Tenant's right of first refusal for the Stream Space as described in subparagraph 2.2.3, and Tenant does not timely exercise its right of refusal for such space, Tenant shall not thereafter have any rights to the space described in this subparagraph or any rights with respect to any other space in the Center.

     2.2.5 EXTENSION TERM. Subject to the terms and conditions set forth in this paragraph, Tenant shall have a one-time option to extend the Lease Term as to all, but not less than all, of the then-existing Premises, for a period of five (5) years, commencing on March 1, 2004 and expiring on February 28, 2009; PROVIDED THAT, (a) if the expiration date


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of this Lease with respect to those Premises leased pursuant to subparagraph
2.2.3 or 2.2.4 is on or after March 1, 2004, the effect of any such extension with respect to such Premises shall be to extend the expiration date to February 28, 2009, and (b) in no event shall Tenant have the option of extending the term of this Lease with respect to Premises leased pursuant to subparagraph 2.2.3 or 2.2.4 under circumstances where the expiration date of this Lease with respect to such Premises is on or after February 28, 2009.
In order to exercise its option to extend, Tenant must satisfy all of the following requirements, each of which is a condition precedent to Tenant's ability to exercise such option to extend: (c) Tenant shall provide Landlord with written notice of Tenant's intention to exercise the option to extend, which notice must be received by Landlord no earlier than January 1, 2003 and no later than April 30, 2003; (d) as of the date that Tenant notifies Landlord of Tenant's intention to exercise the option and as of the expiration of the original Lease Term, there shall be no Event of Default by Tenant under this Lease and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under this Lease; and (e) at no point in time prior to the expiration of the original Lease Term shall any one or more assignees or subtenants of Tenant have been in possession of, in the aggregate, more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four
(24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation). In the event the Lease Term is extended as provided in this paragraph, such extension shall be on the same terms, covenants and conditions as set forth in this Lease; PROVIDED THAT, the monthly Base Rent during the extension period shall equal the greater of (i) the Fair Market Rental Rate, established as of the commencement of the extension period, or (ii) the monthly Base Rent in effect as of the expiration of the original Lease Term.

     2.2.6 FAIR MARKET RENTAL RATE. The Fair Market Rental Rate for the extension term shall be determined under then-prevailing market conditions for leased premises which are comparable to the applicable Premises based on size, condition, tenant improvements and location, and which are made available for a term equal to the extension period. If the parties cannot agree on the Fair Market Rental Rate within thirty (30) days of receipt by Landlord of the notice of intent to exercise the option to extend, Landlord shall, no more than ten
(10) Business Days thereafter, select an independent M.A.I. (certified in the State of Oregon) real estate appraiser with at least five (5) years experience in the Highway 217 area of the Beaverton, Oregon real estate market, who shall prepare a written appraisal of the Fair Market Rental Rate using the assumptions described in this paragraph. The appraisal report shall be completed and delivered to Tenant and Landlord within thirty (30) days from the date Landlord selects the appraiser. Such appraiser's determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it as provided in the next sentence. If Tenant disputes such appraisal, Tenant shall within ten (10) Business Days following delivery of the appraisal report, deliver to Landlord notice (a) that Tenant disputes such appraisal report, and (b) of the identity of the appraiser selected by Tenant meeting the qualifications set forth in this paragraph. The appraiser selected by Tenant shall submit his appraisal report of the Fair Market Rental Rate using the assumptions described in this paragraph within thirty (30) days following the delivery of Tenant's notice to Landlord disputing the initial appraisal. If the two appraisals are within three percent (3%) of each other (based on the higher number), the Fair Market Rental Rate shall be that set forth in the appraisal report of Landlord's appraiser. If not, then within five (5) days after the delivery of the second appraisal, the two appraisers shall appoint a third appraiser meeting the qualifications set forth in this paragraph, and the third appraiser shall deliver his decision within ten (10) days following his selection and acceptance of the appraisal assignment. The third appraiser shall be limited in authority to selecting, in his opinion, which of the two earlier appraisal determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third appraiser must choose one of the two earlier appraisals, and, upon doing so, the third appraiser's determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the appraiser it selected; if a third appraiser is selected, the party whose appraisal is not selected to be the Fair Market Rental Rate by said third appraiser shall pay all of said third appraiser's costs and fees.

2.3 TENANT IMPROVEMENTS. Landlord shall use the Tenant Improvement Allowance for the design and construction of the applicable Tenant Improvements pursuant to a Work Agreement in the form attached to this Lease as EXHIBIT L. The Tenant Improvement Allowance for the Existing Space may be partially or fully utilized by Tenant prior to the Commencement Date applicable to the Existing Space. All amounts previously expended by Tenant on the Existing Space, but not previously reimbursed to Tenant, shall be reimbursed (as part of the Tenant Improvement Allowance for the Existing Space) to Tenant within thirty (30) days after the full execution of this Lease, so long as the disbursement and other requirements of the Work Agreement attached as EXHIBIT L are satisfied. To the extent that the Tenant Improvement Allowance applicable to the Existing Space is not entirely utilized for Tenant Improvements to the Existing Space, all of such amount may be applied, at Tenant's option (with notice by Tenant to Landlord), to the Tenant Improvement Allowance for the Magni Space, BIT Space, NCD Space, Stream Space, or the space described in subparagraph 2.2.4. If Tenant hires Interface Engineering to perform investigations regarding mechanical and electrical design specifications regarding Tenant Improvements, Tenant shall be entitled to a one-time credit of up to $10,000.00 of the actual out-of-pocket costs thereof against the Tenant Improvement Allowance of Tenant's choice (provided Tenant is otherwise entitled to said Tenant Improvement

Allowance under this Lease). In addition, if Tenant hires a communications consultant to investigate viable telecommunications cabling alternatives for the Premises, Tenant shall be entitled to a one-time credit of up to $10,000.00 of the actual out-of-pocket cost thereof against the Tenant Improvement Allowance of Tenant's choice (provided Tenant is otherwise entitled to said Tenant Improvement Allowance under this Lease). Out of the Tenant Improvement Allowance applicable to the Existing Space, Tenant shall be entitled to utilize up to $1.00 per square foot of Existing Space for general and furniture relocation expenses incurred by Tenant in connection with its occupation of the Existing Space. Out of the Tenant Improvement Allowance applicable to the Magni Space, Tenant shall be entitled to utilize up to $1.00 per square foot of Magni Space for general and furniture relocation expenses incurred by Tenant in connection with its occupation of the Magni Space. If Tenant leases the BIT Space, then out of the Tenant Improvement Allowance applicable to the BIT Space, Tenant shall be entitled to utilize up to $1.00 per square foot of the BIT Space for general and furniture relocation expenses incurred by Tenant in connection with its occupation of the BIT Space. If Tenant leases the NCD Space, then out of the Tenant Improvement Allowance applicable to the NCD Space, Tenant shall be entitled to utilize up to $1.00 per square foot of the NCD Space for general and furniture relocation expenses incurred by Tenant in connection with its occupation of the NCD Space.

2.4 MEMORANDUM OF COMMENCEMENT DATE. At either party's election and request, Landlord and Tenant shall execute a Memorandum of Commencement Date, for any one or more of the applicable Commencement Dates, in the form attached as EXHIBIT D. In no event shall Tenant record this Lease or any Memorandum of Commencement Date.

2.5 USE AND CONDUCT OF BUSINESS. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful. In addition, no act shall be done in or about the Premises that will increase the existing rate of insurance on any or all of the Land or Buildings (unless Tenant agrees to pay for such increase and to assume liability for any increased deductible for such increased coverage). Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Buildings, violate any of Landlord's contracts affecting any or all of the Land or Buildings, create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, interfere in any way with the business of Landlord or any other tenant in the Buildings or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Buildings. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any substantial increase in the normal consumption level of electric power.
If any of Tenant's machines and equipment should disturb the quiet enjoyment of any other tenant in the Buildings, then Tenant shall provide, at its sole cost and expense, adequate insulation or take such other action, including removing such machines and equipment, as may be reasonably necessary to fully mitigate the disturbance.

2.6 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Buildings, and for the preservation of good order in the Buildings, including the Rules and Regulations attached to this Lease as EXHIBIT E, so long as such Rules and Regulations are enforced with reasonable consistency by Landlord so as not to be inequitable as enforced against Tenant.

   SECTION 3: BASE RENT, ADDITIONAL RENT, ADDITIONAL TENANT IMPROVEMENT RENT, AND OTHER SUMS PAYABLE UNDER LEASE

3.1       PAYMENT OF RENTAL.  Tenant agrees to pay Base Rent, Additional
Rent, Additional Tenant Improvement Rent, and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2       BASE RENT.    Tenant agrees to pay Base Rent to Landlord without
demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. On execution of this Lease, Tenant has paid to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 SECURITY DEPOSIT. As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant agrees to pay to Landlord upon execution of this Lease the sum specified as the Initial Security Deposit in the paragraph containing the definition of the term Security Deposit, and shall thereafter pay to Landlord from time to time, upon demand by Landlord, such additional amounts as are necessary to ensure that Landlord has in its possession the full amount of the Security Deposit at all times during the Lease Term. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Security Deposit shall be repaid to Tenant, without interest, within ten (10) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages.

3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord Additional Rent as computed in this paragraph (individually and collectively the "ADDITIONAL RENT"):

     3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If the Commencement Date occurs on a date other than the first day of the Year, the statement provided by Landlord to Tenant and the computation of the monthly payment amount shall be determined based on a proration of the excess amount over a 365-day year. If such written statement (except the first statement, which shall be prorated pursuant to the previous sentence) is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment equal to the amount of the monthly payment amount multiplied by the number of months during the Year after the Commencement Date for which no payment was made.

     3.4.2 ACTUAL COSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. Subject to the terms of paragraph 3.4.3, if such costs for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant, and if such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

     3.4.3 DETERMINATION. Subject to Tenant's right to audit as set forth below, the determination of Operating Costs Allocable to the Premises shall be made by Landlord. Any sums payable under this Lease pursuant to this paragraph shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease. If Tenant disputes the amount of Operating Costs Allocable to the Premises as determined by Landlord, Tenant shall within twenty (20) Business Days following receipt by Tenant of the written statement of Operating Costs Allocable to the Premises, deliver to Landlord notice (a) that Tenant disputes the amount of such costs and specifying the items disputed, and (b) of the identity of an outside cost auditor selected by Tenant, who shall be a certified public accountant not retained on a contingency fee basis who is licensed to practice in the state of Oregon, with at least five (5) years' cost-auditing experience of a type and nature similar to that required pursuant to this subparagraph. Tenant's cost auditor shall have reasonable access to the books, records and accounts utilized by Landlord in determining Operating Costs Allocable to the Premises for a period of twenty (20) Business Days following receipt by Landlord of Tenant's dispute notice. Tenant's cost auditor shall submit his or her written cost audit report (which must be prepared according to generally accepted accounting principles, consistently applied) to Landlord within sixty (60) days following the delivery of Tenant's dispute notice to Landlord. If Landlord accepts the report of

Tenant's cost auditor, (i) the amount set forth therein shall be the Operating Costs Allocable to the Premises for the preceding Year, and the provisions of paragraph 3.4.2 (dealing with the reconciliation of such amount and the Estimated Operating Costs Allocable to the Premises for such Year) shall otherwise apply, and (ii) if the cost audit report discloses a discrepancy which resulted in an overstatement of the Operating Costs Allocable to the Premises by more than five percent (5%), Landlord shall reimburse Tenant for Tenant's reasonable out of pocket costs of Tenant's cost auditor (not to exceed the amount of the overstatement). If Landlord does not accept the report of Tenant's cost auditor, Landlord may, at its option, either notify Tenant within five (5) days of its intent to submit the issue of determining Operating Costs Allocable to the Premises to the additional cost auditor on the schedule and terms set forth below (in which case the additional cost auditor will be limited to choosing between the report of Tenant's cost auditor and Landlord's initial determination), or, if no such notice is given Tenant, deliver to Tenant a redetermination of Operating Costs Allocable to the Premises prepared by Landlord or Landlord's cost auditor (the "REDETERMINATION REPORT") within thirty (30) Business Days after receipt of the report of Tenant's cost auditor. If Tenant does not accept the Redetermination Report within ten (10) days, Landlord or Landlord's cost auditor and Tenant's cost auditor shall, within fifteen (15) days after delivery of the Redetermination Report, appoint an additional cost auditor (meeting the qualifications set forth in this paragraph), and the additional cost auditor shall deliver his or her decision within ten (10) days following his or her selection and acceptance of the auditing assignment. The additional cost auditor shall be limited in authority to selecting, in his or her opinion, which of the two earlier determinations (the report of Tenant's cost auditor or the Redetermination Report) best reflects the Operating Costs Allocable to the Premises under the terms of this Lease. The additional cost auditor must choose one of the two earlier determinations, and, upon doing so, the additional cost auditor's determination shall be the controlling determination of the Operating Costs Allocable to the Premises. Except as set forth above, each party shall pay the costs and fees of its cost auditor; if an additional cost auditor is selected, the party whose determination is not selected to be the Operating Costs Allocable to the Premises by said additional cost auditor shall pay all of said additional cost auditor's costs and fees. Until a final determination of the Operating Costs Allocable to the Premises has been made pursuant to this paragraph, Landlord's initial determination of Operating Costs Allocable to the Premises shall be binding and in effect, and the terms of paragraph 3.4.2 shall apply.

     3.4.4 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, the amount of any adjustment between Estimated Operating Costs Allocable to the Premises and Operating Costs Allocable to the Premises with respect to the Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Year (to and including such termination date) bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within twenty (20) Business Days after delivery of the statement of Operating Costs Allocable to the Premises with respect to such Year. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

     3.4.5 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

     BASE AMOUNT:  Zero.

     ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Landlord's estimate of Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

     OPERATING COSTS: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing the Center and the personal property used in conjunction with such maintenance, operation, ownership and repair, including all expenses paid or incurred by Landlord (subject to the specific exclusions listed in this paragraph) for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Center; (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees; (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (l) rental of any machinery or equipment; (m) audit fees and accounting services related to the Center, and charges for the computation of the rents and charges payable by tenants in the Center (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of improvements, repairs or replacements; (o) maintenance and service contracts; (p) legal fees and other expenses of legal or other dispute resolution proceedings; (q) maintenance and repair of the roof and roof membranes, (r) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph entitled "ACCESS

     LAWS"; (s) elevator service and repair, if any; and (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Center. Without limiting the foregoing, Operating Costs shall include replacement of roofs and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways; upgrading of the HVAC systems in the Center, and other capital improvements which are intended to reduce Operating Costs; PROVIDED THAT, such capital improvements, whether installed before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as determined by Landlord and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.

     Operating Costs shall not include any of the following:

          (1)  ground rent;

          (2) interest and amortization of funds borrowed by Landlord for items other than capital improvements;

          (3) leasing commissions and advertising and space planning expenses incurred in procuring tenants;

          (4) salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives;

          (5) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased, rather than rented, would constitute a capital improvement (excluding, however, equipment not affixed to the Buildings which is used in providing janitorial, security, or similar services);

          (6) costs incurred by Landlord for the repair of damage to the Center, to the extent that Landlord is reimbursed by insurance proceeds;

          (7) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Center or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Center;

          (8) attorney's fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments;

          (9) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another Tenant or occupant of the Center the cost of which is included as Operating Costs;

          (10) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Center to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

          (11) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Center;

          (12) Landlord's general corporate overhead and general and administrative expenses;

          (13) electric power costs for which any tenant directly contracts with the local public service company;

          (14) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any income tax or information returns when due;

          (15) costs arising from the presence of Hazardous Substances in the common areas in or about the Center, including, without limitation, Hazardous Substances in the ground water or soil, PROVIDED, that nothing in this subparagraph shall relieve Tenant from its obligations regarding Hazardous Substances as set forth in paragraph 4.20, and PROVIDED FURTHER THAT, nothing in this subparagraph shall be deemed to exclude ordinary cleaning, maintenance and janitorial expenses from Operating Costs;

          (16) costs arising from Landlord's charitable or political contributions;

          (17) costs for sculpture, painting, or other subjects of art;

          (18) except where such costs benefit the Center or a Building as a whole, costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims or disputes in connection with potential or actual claims, litigations or arbitrations pertaining to the Landlord and/or the Center;

          (19) costs incurred by Landlord due to the default by Landlord or any tenant of the terms and conditions of any lease of space in the Center; and

          (20) subject to paragraph 4.12, costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents.

     If less than one hundred percent (100%) of the net rentable area of the Center is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Center been occupied at all times during such Year by tenants.

     OPERATING COSTS ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata Share times Operating Costs.

3.5 ADDITIONAL TENANT IMPROVEMENT RENT. Provided that (a) there shall be no Event of Default by Tenant under this Lease, (b) there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under this Lease, and (c) at no point in time shall any one or more assignees or subtenants of Tenant have been in possession of, in the aggregate, more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four (24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation), Landlord shall make available to Tenant upon Tenant's written request an additional Tenant Improvement allowance equal to $2.50 per leased square foot, to be used at any time during the initial Lease Term to construct Tenant Improvements pursuant to one or more Work Agreements in the form attached as EXHIBIT L. If, as and when Landlord expends any such additional Tenant Improvement allowance, the cost thereof shall be amortized over the remaining initial Lease Term (not including any extension term) at an amortization rate equal to two and one-half (2.5) percentage points in excess of the then-current prime rate of U.S. Bank (or its successor), and shall be paid by Tenant to Landlord as Additional Tenant Improvement Rent. Additional Tenant Improvement Rent shall be paid in equal monthly installments on the first (1st) day of each calendar month remaining in the initial Lease Term.

3.6 UTILITIES. Tenant shall contract directly and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises, the cost therefor shall be an Operating Cost under this Lease. Tenant shall have the right to apply for and receive any energy rebates or credits as a result of improvements to utility delivery systems, such as use of fluorescent lights, HVAC economizers, and the like.

3.7 HOLDOVER. If Tenant shall, with the prior consent of Landlord, hold over after the expiration or termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord 120% of the rate of Base Rent in effect on the expiration or termination of the Lease Term, plus all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over.

3.8 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent, Additional Tenant Improvement Rent, or other amount within five (5) Business Days of the date due under this Lease, Tenant shall also pay a late charge equal to two and one-half percent (2.5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.9 DEFAULT RATE. Any Base Rent, Additional Rent, Additional Tenant Improvement Rent, or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "PRIME RATE"), then in effect, plus four (4) percentage points (the "DEFAULT RATE"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4:  GENERAL PROVISIONS

4.1 MAINTENANCE AND REPAIR BY LANDLORD. Subject to the paragraphs captioned "DAMAGE OR DESTRUCTION" and "CONDEMNATION", Landlord shall maintain the public and common areas of the Buildings and the Center, including the storm drainage system, in an order and condition consistent with first-class buildings of the same or similar use as the Buildings and the Center and located in the metropolitan area in

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



which the Center is located, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord, and ordinary wear and tear. In the event any or all of the Buildings or Center becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall promptly commence and diligently pursue to completion all such maintenance or repair after Landlord's receipt of such notice; provided that, Landlord shall make commercially reasonable efforts to cause the repair of HVAC systems as expeditiously as reasonably possible.

4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "MAINTENANCE AND REPAIR BY LANDLORD," Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair, including HVAC systems (as limited below), interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises, accompanied by Tenant's agent if desired by Tenant, upon two (2) Business Days prior written notice (which shall include the approximate scheduled time of entry) to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair within thirty (30) days of written demand from Landlord. Provided Tenant otherwise maintains the HVAC systems in good condition and repair as required by this Lease, Landlord shall be responsible for all costs of repair and replacement thereof to the extent the same exceeds $0.085, per leased square foot of the Premises, in any calendar year; PROVIDED, that (a) any costs so expended by Landlord shall be Operating Costs for the Center, and (b) if Tenant upgrades the HVAC systems, any maintenance and repair costs attributable to any such upgrade shall not count towards determining costs in excess of $0.085 per leased square foot of the Premises.

4.3 COMMON AREAS/SECURITY. The common areas of the Center shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Center; make alterations or additions to the Center or common areas; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Center; and use or permit the use of all or any portion of the roofs of the Buildings. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Center, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Center. Tenant shall have the nonexclusive right to access and use the common areas of the Buildings and the Center during the term of and subject to the applicable provisions of this Lease. Landlord reserves the right to reallocate parking and driveway locations and to build additional improvements in the common areas so long as Tenant's access to the Premises and parking privileges as described in this Lease are not materially adversely impacted.

4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "TENANT ALTERATIONS"), without first obtaining the consent of Landlord. For non-structural Tenant Alterations expected to cost less than $100,000.00 (including materials, labor, and tax), Landlord may not unreasonably withhold or delay its consent; as to all other Tenant Alterations, Landlord's consent
shall be subject to the terms of paragraph 6.9.   Tenant shall deliver to
Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant at Landlord's election. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. All Tenant Alterations to the Premises, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease, unless Landlord's consent to such Tenant Alterations is conditioned upon Tenant removing the Tenant Alterations upon the expiration or earlier termination of this Lease. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor. Tenant shall

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


reimburse Landlord, upon receipt of demand therefor with invoices, for all out-of-pocket costs and expenses incurred by Landlord during its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request) and Tenant's construction. Nothing contained in this paragraph or the paragraph captioned "TENANT'S WORK PERFORMANCE" shall be deemed a waiver of the provisions of the paragraph captioned "MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES".

4.5 TENANT'S WORK PERFORMANCE. If Landlord elects to require Tenant to perform the Tenant Alterations, then the Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's discretion). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant.
All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials or other materials approved in advance by Landlord; and (5) free of defect in materials and workmanship. With respect to this paragraph 4.5, Tenant shall pay for all damage to the Premises, Buildings, Center, and Land caused by Tenant or Tenant's Agents, and Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.

4.6 SURRENDER OF POSSESSION. Subject to the last subparagraph of the paragraph captioned "INSURANCE", Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, subject only to (a) reasonable use and ordinary wear and tear, and
(b) casualty damage to the extent covered by the policies of insurance described in paragraph 4.13 or 4.14 (or that should have been covered by insurance which Landlord is required to maintain under this Lease, but fails to maintain).

4.7 REMOVAL OF PROPERTY. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Premises; PROVIDED THAT, (a) such removal is completed prior to the expiration or earlier termination of this Lease; (b) such removal is not in violation of Landlord's statutory lien rights; and (c) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls or ceiling of the Premises, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless removal of any such item was a condition of Landlord's consent to any proposed Tenant Alteration. Tenant waives all rights to any payment or compensation for such Tenant Alterations. If Tenant shall fail to remove any of its property of any nature from the Premises, Buildings or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, after it has been stored for a period of twenty (20) Business Days or more, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least two (2) Business Days' notice (except in case of emergency), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Buildings. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Center, Buildings or Land entrances, Buildings doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease; PROVIDED THAT, Landlord shall make commercially reasonable efforts to provide access for Tenant to the Premises during any such temporary closure. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one-hundred twenty (120) Business Days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available.
Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after

Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

4.9       DAMAGE OR DESTRUCTION.

     4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within ninety
(90) days of receipt by Landlord of such notice, Landlord will notify Tenant of Landlord's election regarding its options as set forth in the following two sentences. If Landlord estimates that the damage can be repaired within one hundred-eighty (180) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 180 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease, effective ninety (90) days after notice of said termination is delivered to Tenant, or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord elects the option set forth in clause
(b), then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore fixtures, improvements or other property of Tenant. Base Rent, Additional Rent, Additional Tenant Improvement Rent, and any other sum due under this Lease during any reconstruction period shall not be abated. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period. Notwithstanding the preceding two sentences, so long as Tenant had in effect prior to the casualty a policy meeting the requirements of paragraph 4.13.1(c), upon exhaustion of the insurance proceeds from such policy, Base Rent shall be abated for the remaining reconstruction period following exhaustion of such insurance proceeds. Notwithstanding anything in this subparagraph 4.9.1 to the contrary, but subject to the provisions of paragraph 6.8 (regarding force majeure), if Landlord has not completed restoration of the Premises within eighteen (18) months after Landlord is notified by Tenant of the damage, Tenant may, at its option, which must be exercised, if at all, within five (5) days of the end of such 18-month period, choose to terminate this Lease.

     4.9.2 If the Center is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Center is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date acceptable to Tenant is set forth in Landlord's notice and approved by Tenant within ten (10) Business Days by written notice to Landlord.

     4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Center and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after such requirement is made by such holder.

4.10 CONDEMNATION. If all of the Premises, or such portions of the Buildings as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent, Additional Tenant Improvement Rent, and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Buildings or Center not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease (except Additional Tenant Improvement Rent) shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances; payment of Additional Tenant Improvement Rent shall not be affected. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Center, Buildings, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; PROVIDED THAT, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 PARKING. From the Commencement Date applicable to the Magni Space until the day before the Commencement Date applicable to the Existing Space, Tenant shall have the nonexclusive privilege to use forty-nine (49) parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord. In addition, during such time period, Tenant shall have the exclusive privilege to use two (2) parking spaces on the Land for Tenant's visitors, but only in areas reasonably designated by Landlord. From and after the Commencement Date applicable to the Existing Space, Tenant shall have the nonexclusive privilege to use an additional two hundred and forty-five (245) parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord. In addition, during such time period, Tenant shall have the exclusive privilege to use an additional six (6) parking spaces on the Land for Tenant's visitors, but only in areas reasonable designated by Landlord. In the event Tenant shall lease from Landlord the BIT Space, NCD Space, Stream Space, and/or any additional space in the Center during the Lease Term as provided in this Lease, the number of parking spaces on the Land available to Tenant on a nonexclusive basis shall increase by three and one-half (3.5) parking spaces for each one thousand (1000) rentable square feet of additional space leased, and the number of parking spaces available on the Land to Tenant for the exclusive use of Tenant's visitors shall increase by one and one-half (1.5) parking spaces for each ten thousand (10,000) rentable square feet of additional space leased. Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Center. Landlord shall reasonably assist Tenant in Tenant's efforts to prevent other tenants at the Center from utilizing parking spaces near Tenant's access to the Premises.

4.12 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises by Tenant or Tenant's Agents or the business conducted in the Premises by Tenant or Tenant's Agents, or (b) any act, omission or negligence of Tenant or Tenant's Agents. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises, Center, or Buildings; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Center or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Buildings from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Buildings; except to the extent such Claims arise out of the negligence or willful misconduct of Landlord or breach by Landlord of the insurance provisions of paragraph 4.14 of this Lease; PROVIDED THAT, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph entitled "WAIVER OF SUBROGATION".

4.13      TENANT INSURANCE.

     4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

          (a) A policy of comprehensive general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "INDEMNIFICATION", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

          (b) A policy of extended property insurance (what is commonly called "all risk") covering Tenant's Improvements and Tenant's Alterations, furniture, fixtures, equipment, inventory, and other personal property located on the Premises for one hundred percent (100%) of the current replacement value of such property; and

          (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to three (3) months.

     4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall cause to be delivered to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

     4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the reasonable costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

     (a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which limit shall be reasonably increased during the Lease Term at Tenant's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Center or changing legal liability standards, and which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

     (b) A policy of extended property insurance (what is commonly called "all risk") covering the Buildings and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the current replacement value of such property.

Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes and floods in such amounts and with such deductibles as Landlord deems appropriate, and the entire amount of the deductible under any such policy or policies shall be an Operating Cost. All deductibles under any other policies maintained by Landlord are Operating Costs; PROVIDED, however, that the amount, if any, by which the deductible under the policy of insurance required to be maintained by Landlord pursuant to subparagraph 4.14(b), above, exceeds $25,000.00 shall be excluded from the definition of Operating Costs for purposes of this Lease only. Such policies may be "blanket" policies which cover other properties owned by Landlord. Landlord shall cause to be delivered to Tenant, prior to the Commencement Date and from time to time thereafter upon written request by Tenant (but not more than once each Year), certificates evidencing the existence and amounts of all such policies.

4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Center, Buildings, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or that would have been paid to such releasor (if it fails to maintain its policies of insurance). Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16  ASSIGNMENT AND SUBLETTING BY TENANT.

     4.16.1 Subject to subparagraph 4.16.7 below, Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option, and upon five (5) days' notice to Tenant, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

     4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with:
(a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; and (b) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord all actual out-of pocket expenses incurred by Landlord up to the sum of $500 as Landlord's fee for processing such proposed assignment and sublease, including attorneys' fees incurred by Landlord with respect to such processing. Receipt of such payment shall not obligate Landlord to approve the proposed assignment or sublease.

     4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any relevant commercial factor. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

          (a)  Intentionally Deleted

          (b) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness sufficient to insure the full and timely performance under this Lease;

          (c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

          (d) The proposed assignee or subtenant has a reputation for disputes in contractual relations, failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community for or otherwise as a tenant of property. Landlord shall provide evidence, if any, of said reputation to Tenant upon request, unless such evidence was obtained by Landlord in confidence (which evidence Tenant shall not disclose to any entity);

          (e) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant. Landlord shall provide evidence, if any, of said negative report to Tenant upon request, unless such evidence was obtained by Landlord in confidence (which evidence Tenant shall not disclose to any entity);

          (f) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

          (g) The use of the Premises by the proposed assignee or subtenant will not comply with the Permitted Uses;

          (h) In Landlord's good faith judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Center, or that is not compatible with the businesses of other tenants in the Center, or that is inappropriate for the Center, or that will violate any negative covenant as to use contained in any other lease of space in the Center;

          (i) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

          (j) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent; PROVIDED, nothing shall prohibit Tenant from curing any alleged default under protest;

          (k) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant, unless assignee or subtenant agrees to waive any tenant improvement requirements not approved by Landlord; and

          (l) The rental to be paid pursuant to the proposed sublease or assignment is below the prevailing market rate for comparable sublease or assignment transactions in the Beaverton, Oregon area.

     4.16.4 Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

     4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

     4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent, Additional Rent, and Additional Tenant Improvement Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent, Additional Rent and Additional Tenant Improvement Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord seventy-five percent (75%) of such excess; PROVIDED THAT, prior to allocating such excess as described above, Tenant shall be entitled to recover one hundred percent (100%) of all reasonable out of pocket costs incurred by Tenant in connection with such assignment or subleasing (including all leasing commissions, attorneys' fees, marketing costs and subtenant improvement costs paid by Tenant to unrelated parties).

     4.16.7 Notwithstanding anything in this paragraph 4.16 to the contrary, Tenant may, upon advance written notice to Landlord but without the necessity of Landlord's consent, assign or sublease all or any portion of the Premises to any entity which owns a controlling interest in Tenant, to any entity the controlling interest of which is owned by Tenant, or to any successor entity to Tenant by merger or operation of law, PROVIDED THAT: (a) such entity and any parent of such entity agrees to be bound by all the terms of this Lease (although such entity and such parent shall not become a party to this Lease);
(b) such entity's parking requirements will be no greater than Tenant's as set forth in this Lease; (c) the use of the subleased or assigned portion of the Premises by the such entity will be substantially the same as the Permitted Uses, and will not violate any negative covenant as to use contained in any other lease of space in the Center; (d) at the time of the delivery of notice to Landlord, Tenant is not in default of any obligation of Tenant under this Lease, and has not defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall deliver such notice; (e) such entity has, in Landlord's good faith judgment, financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease; and (f) such entity is a United States corporation whose shares are publicly traded on an American stock exchange. For purposes of this subparagraph, the term "controlling interest" means more than 50% of the voting stock of the corporation.

4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land, Buildings, or Center. If Landlord sells or transfers any or all of the Buildings or Center, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability.

4.18 ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent, Additional Rent, and Additional Tenant Improvement Rent, and the date to which such Base Rent, Additional Rent, and Additional Tenant Improvement Rent have been paid; and
(d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time or both, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent, Additional Tenant Improvement Rent or other sums payable under this Lease have been paid in advance except for Base Rent, Additional Rent, and Additional Tenant Improvement Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); and (8) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee.

4.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Center, Buildings or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; PROVIDED THAT, such modifications do not increase the obligations of Tenant under this Lease or adversely affect Tenant's rights under this Lease. Tenant shall be entitled to compensation for its reasonable out-of-pocket expenses (up to $500.00) regarding any such requested modification.

4.20      HAZARDOUS SUBSTANCES.

     4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land, Center, or Buildings any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, PROVIDED THAT, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Center; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land, Center, or Buildings or otherwise discharged from the Premises or any area adjacent to the Land, Center, or Buildings; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land, Center, or Buildings, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

     4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; PROVIDED THAT, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

     4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the section entitled "HAZARDOUS SUBSTANCES."

4.21      ACCESS LAWS.

     4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of (1) any condition or situation on, in, under or around the Land, Center, or Buildings which may constitute a violation of any Access Laws, or (2) any threatened or actual lien, action or notice that the Land, Center, or Buildings is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

     4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.

     4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Center and the common areas of the Center into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises (other than Tenant's current use of the Premises as a commercial facility), including the hiring of employees; (2) any Tenant Alterations to the Premises;
(3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date; or (4) the Premises becoming a public accommodation, as that term is used in the Access Laws, as a result of Tenant's use thereof.

     4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Center into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Center into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed twenty (20) years) using an amortization rate of twelve percent (12%) per annum, and shall be an Operating Cost for purposes of this Lease.

     4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

     4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or any entity or person for whom Landlord is vicariously liable under applicable law.

4.23 SIGNS. Subject to compliance with all Governmental Requirements, Tenant shall have the right to install (a) signs on the Buildings' exterior as described in EXHIBIT F attached to this Lease (if any), (b) signs consistent with Existing Space signage (including signage on the Buildings' exterior and monument signage), or (c) signs consistent with signage permitted elsewhere in the Center or as currently allowed under the Existing Lease. The exact size, appearance and location of such signs shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld or delayed) and shall be consistent with Landlord's existing sign criteria then in existence for the Center. Any and all costs in connection with the permitting, fabrication, installation, maintenance and removal

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


of Tenant's signs (including the cost of removal of the signs and repair to the Buildings caused by such removal) shall be borne by Tenant. Tenant agrees to maintain any such signs, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Center at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's consent, unless permitted in EXHIBIT F. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease.

4.24 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; PROVIDED THAT, Landlord provides Tenant with a nondisturbance agreement negotiated from the standard form of the applicable lender or ground lessor that does not materially affect Tenant's rights hereunder. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall, provided such party does not disturb Tenant (except as allowed under this Lease), recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Landlord represents to Tenant that as of the date this Lease is executed by Landlord, the Premises is not subject to any mortgage, deed of trust or ground lease.

4.25 WORKERS COMPENSATION IMMUNITY. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 BROKERS. Upon execution of this Lease, Landlord shall pay to Hume Myers Tenant Counsel L.L.C., attn: Gregory R. Hume, as commission for the lease of the Magni Space, the amount determined pursuant to the terms of this paragraph set forth below. In the event Tenant shall lease from Landlord the BIT Space, NCD Space, Stream Space, or additional space pursuant to paragraph
2.2.4 (or any other space in the Center which is substituted for any of the preceding spaces, the negotiations for the rental of which were actively participated in by Hume Myers Tenant Counsel L.L.C. pursuant to Tenant's written designation of said company as Tenant's representative, and only to the extent that such substitute space does not exceed the square footage of the applicable replaced space), Landlord shall be responsible to pay the commission due to Hume Myers Tenant Counsel L.L.C. as set forth below for the lease by Tenant of such space. The commission to be paid shall equal two and one-half percent (2.5%) of the aggregate Base Rent for the first sixty (60) months in which Base Rent is to be paid, plus one and one-quarter percent (1.25%) of the aggregate Base Rent for the remainder of the lease term; PROVIDED, however, that no commission shall be due or payable on any rental paid by Tenant for its lease of any space in the Center after February 29, 2004. Except as provided in the preceding sentences, and except for commissions which may be due to Trammell Crow NW, Inc., Tenant agrees to be solely responsible for all commissions, finders fees and any other sums claimed to be due by any broker, finder or other intermediary in connection with this Lease of the Premises or any lease by Tenant of the Existing Space, the Magni Space, the BIT Space, the NCD Space, the Stream Space, or any other space in the Center. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary for which the indemnifying party is responsible under this paragraph.

4.27 EXCULPATION AND LIMITATION OF LIABILITY. Each joint venturer of Landlord has executed this Lease by its trustee or investment advisor signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee or investment advisor, or for the purpose of binding the trustee or investment advisor personally, but solely in the exercise of the representative powers conferred upon the trustee or investment advisor by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Center and neither Landlord nor either joint venturer thereof shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or

Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28      Intentionally Deleted.

4.29      MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES

     4.29.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

     4.29.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

      SECTION 5:  DEFAULT AND REMEDIES

5.1       EVENTS OF DEFAULT.

     5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("EVENT OF DEFAULT"):

          (a)  vacation or abandonment of all or any portion of the Premises;

          (b) failure by Tenant to make any payment of Base Rent, Additional Rent, Additional Tenant Improvement Rent, or any other sum payable by Tenant under this Lease within three (3) Business Days after its due date, PROVIDED THAT, no more than two (2) times during any continuous twelve-month period, and no more than five (5) times during the entire Lease Term (including any extension), Landlord shall provide written notice of such failure to Tenant and there shall not be an Event of Default under this subparagraph 5.1.1(b) unless Tenant's failure to make such payment shall continue for a period of five (5) Business Days after such notice;

          (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Business Days after written notice from Landlord or, if such failure cannot be cured using diligent efforts in such time period, Tenant shall have an additional sixty (60) Business Days to complete such cure so long as Tenant commenced such cure within the original twenty (20) Business Day time period and continues thereafter to diligently pursue completion of the cure during the additional sixty (60) Business-Day period;

          (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within twenty
(20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

          (e) there shall occur a default by Tenant under the Existing Lease which is not cured within any applicable cure period specified in the Existing Lease.

     5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.


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


     5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

          (a) the unpaid Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease which have been earned at the time of termination;

          (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease which have been earned at the time of termination; plus

          (c) the amount by which the unpaid Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

          (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

          (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

          (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

     5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

     5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent, Additional Tenant Improvement Rent, and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

     5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

     5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: FIRST, to the payment of any indebtedness other than Base Rent, Additional Rent, Additional Tenant Improvement Rent, or any other sums payable under this Lease by Tenant to Landlord; SECOND, to the payment of any cost of reletting (including finders' fees and leasing commissions); THIRD, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and FOURTH, to the payment of Base Rent, Additional Rent, Additional Tenant Improvement Rent, and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent, Additional Tenant Improvement Rent, and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent, Additional Tenant Improvement Rent, and other sums payable under this Lease and Landlord's expenditures for the Premises during such month. Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

     5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent, Additional Tenant Improvement Rent, or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent, Additional Rent, or Additional Tenant Improvement Rent required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for fifteen (15) Business Days after notice of such failure by Landlord, or such shorter time if necessary under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 LANDLORD'S DEFAULT. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within twenty (20) Business Days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion. If Landlord fails to commence or diligently prosecute such cure as provided in the preceding sentence, then, subject to the additional conditions set forth below, Tenant, upon ten (10) Business Days prior written notice to Landlord, may exercise rights of self-help to cure such default and may invoice Landlord for all reasonable and actual out-of-pocket costs ("SELF-HELP COSTS") incurred by Tenant in effectuating such cure, PROVIDED THAT, (a) Tenant shall not have any rights of self-help unless Landlord's breach has a material adverse impact on the conduct of Tenant's business in, or quiet enjoyment of, the Premises, (b) Tenant shall be responsible for any Claims for property damage or personal injury arising out of or relating to Tenant's effectuating such cure, (c) all of the terms and conditions set forth in paragraph 4.5 shall be applicable to any work performed by or on behalf of Tenant in effectuating such cure, and (d) Tenant shall not have any right to offset or credit the Self-Help Costs or any portion thereof against Base Rent, Additional Rent, Additional Tenant Improvement Rent, or any other sums payable by Tenant under this Lease.

                  SECTION 6:  MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause
(b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent, Additional Tenant Improvement Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the substantially prevailing party shall be entitled to a reasonable sum for attorney's and paralegal's fees incurred at the trial or appellate levels and for all costs and expenses associated with such levels.

6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent, Additional Rent, Additional Tenant Improvement Rent, or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent, Additional Tenant Improvement Rent, or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "EXCULPATION AND LIMITATION OF LIABILITY" and subject to the paragraph captioned "ASSIGNMENT AND SUBLETTING BY LANDLORD", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 NO WAIVER OF REMEDIES. The waiver by Landlord or Tenant of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord or Tenant to insist on the strict performance by Tenant or Landlord of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent, Additional Tenant Improvement Rent, or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Center, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 FORCE MAJEURE. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, national or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay. In the event that Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease (other than any act or obligation of Tenant required under any Work Agreement), by reason of acts of God, flood, severe weather, riot, insurrection, or national emergency, then performance of such act shall be excused for the period of the delay (not to exceed ninety (90) days) and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay (not to exceed ninety (90) days); PROVIDED, however, that under no circumstance shall any applicable Commencement Date be delayed as a result of the extension of time for the performance of any act or obligation of Tenant as set forth above.

6.9 LANDLORD'S CONSENT. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised in good faith and shall be timely delivered in writing.

6.10 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11      INTERPRETATION.  Whenever a provision of this Lease uses the term
(a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, and (c) "at law", that term shall mean at law or in equity, or both. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. Except for the Existing Lease, this Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained.

6.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 LANDLORD'S AUTHORIZED AGENTS. No property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.18 WAIVER OF JURY TRIAL. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

6.19 COUNTERPARTS; FACSIMILE SIGNATURES. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Signatures transmitted by facsimile shall constitute original signatures, provided that, at the request of either party, the other party will confirm facsimile-transmitted signatures by delivering an executed original of this Lease to the requesting party.

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

DESIGNATED ADDRESS FOR LANDLORD:         LANDLORD:
4380 SW Macadam Avenue, Suite 100
Portland, Oregon  97201                  SPIEKER PROPERTIES, L.P., a
Facsimile:  503-221-8627                 California limited partnership

                                         By:     Spieker Properties, Inc., a
                                                 Maryland corporation, its
                                                 general partner


                                                 By:   /S/ JAMES C. EDDY
                                                 Name:  James C. Eddy
                                                 Its:  Senior Vice President

DESIGNATED ADDRESS FOR TENANT:         TENANT:

Integrated Measurement Systems         INTEGRATED MEASUREMENT SYSTEMS,
Attn: Keith L. Barnes                  INC., an Oregon corporation
9525 SW Gemini Drive
Beaverton, Oregon  97008
Facsimile:  503-644-6969               By:  /s/ Keith L. Barnes
                                            Name:  Keith L. Barnes
     WITH COPY TO:                          Its:     President and CEO

Alter Wynne Hewett Dodson &
Skerritt, LLP
Attn: Christopher T. Matthews
Suite 1800
222 S.W. Columbia
Portland, Oregon  97201-6618
Facsimile:  503-226-0079

                                EXHIBIT A TO LEASE


                             LEGAL DESCRIPTION OF LAND

                                EXHIBIT B TO LEASE

                   DRAWING SHOWING LOCATION OF THE EXISTING SPACE

                                EXHIBIT C TO LEASE

                              [INTENTIONALLY OMITTED]

                                EXHIBIT D TO LEASE

                      FORM OF MEMORANDUM OF COMMENCEMENT DATE

     Spieker Properties, L.P., as Landlord, and Integrated Measurement Systems, Inc., as Tenant, executed that certain Lease Agreement dated as of _____________________________, 1997 (the "Lease").

     The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

     Landlord and Tenant agree as follows:

     1.   The Commencement Date of the Lease as to the _______ Space is
          ___________________________________.

     2.   The Termination Date of the Lease is
          ___________________________________________.

     3. The Premises currently consists of ______________________ rentable square feet.

     4.   Base Rent for the _____ Space is as follows:

          ______________ through __________________;$_______________ per month

          ______________ through __________________;$_______________ per month

          ______________ through __________________;$_______________ per month

          ______________ through __________________;$_______________ per month

     5.   Tenant's Pro Rata Share is now ________________ percent (_________%).


IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of __________________________, 199____.

LANDLORD:                                TENANT

SPIEKER PROPERTIES, L.P., a              INTEGRATED MEASUREMENT SYSTEMS,
California limited partnership,          INC., an Oregon corporation

By:     Spieker Properties, Inc., a
        Maryland corporation
Its:    General Partner                  By:
                                            --------------------------
                                         Name:
     By:                                      ------------------------
        --------------------------       Its:
     Name:                                   -------------------------
          ------------------------
     Its:
         -------------------------

                             EXHIBIT E to Lease

                           RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Buildings or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

     2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Buildings. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Buildings and the Buildings' tenants; PROVIDED THAT, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Buildings except as reasonably necessary for the purpose of undertaking Tenant's maintenance obligations under the Lease.

     4. The directory of the Buildings will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

     5. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Buildings for the purpose of cleaning the Premises or Buildings. Cleaning and janitorial services shall be provided by Tenant. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any of Tenant's Agents.

     6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation, and shall pay the entire cost of such installation(s).

     8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Buildings. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Buildings or to any space in the Buildings or to any other tenant in the Buildings, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Buildings must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Buildings by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Buildings by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

     11. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Buildings' heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

     12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Buildings.

     13. Landlord reserves the right to exclude from the Buildings between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Buildings and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Buildings of any person. Landlord reserves the right to prevent access to the Buildings in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

     14. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Buildings or by Landlord for noncompliance with this rule.

     15. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

     16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

     17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Buildings. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

     18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Buildings. Tenant shall not interfere with radio or television broadcasting or reception from or in the Buildings or elsewhere.

     19. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Buildings or Land are prohibited, and Tenant shall cooperate to prevent the same.

     21. Landlord reserves the right to exclude or expel from the Buildings and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

     22. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     23. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking (other than reasonable "break room" cooking) shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; PROVIDED THAT, such equipment and its use is in accordance with all Governmental Requirements.

     24. Tenant shall not use in the Premises or in the public halls of the Buildings any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Buildings.

     25. Without the prior written consent of Landlord, Tenant shall not use the name of the Buildings in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     27. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     28. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Buildings by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

     29. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Buildings or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Buildings parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

     30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Buildings.

     31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Buildings. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

     32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Buildings and Land and the preservation of good order in the Buildings. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

     33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.

                               EXHIBIT F TO LEASE

                      DESCRIPTION OF PERMITTED EXTERIOR SIGNS

                               EXHIBIT G TO LEASE

                       DRAWING SHOWING LOCATION OF BIT SPACE

                               EXHIBIT H TO LEASE

                     DRAWING SHOWING LOCATION OF MAGNI SPACE

                               EXHIBIT I TO LEASE

                      DRAWING SHOWING LOCATION OF NCD SPACE

                               EXHIBIT J TO LEASE

                     DRAWING SHOWING LOCATION OF STREAM SPACE

                               EXHIBIT K TO LEASE

                       DRAWING SHOWING LOCATION OF CENTER

                           EXHIBIT L TO LEASE

                            WORK AGREEMENT
     SECTION 1.  GENERAL

     1.1 Landlord agrees to provide funding for certain Tenant Improvements in the applicable Space subject to the terms and conditions of this Work Agreement. Landlord shall pay up to the applicable Tenant Improvement Allowance (the "TI Allowance") towards the cost of designing and constructing the Tenant Improvements in the applicable Space pursuant to the terms and conditions of this Work Agreement. All costs in connection with the design and construction of the Tenant Improvements in the applicable Space in excess of the TI Allowance shall be paid for by Tenant pursuant to paragraph 3.9, below. Throughout the process of design and construction of the Tenant Improvements, Barry Thomas ("Tenant's Construction Representative") shall be available for on site and telephone consultations and decisions as necessary. Tenant's Construction Representative's address is 9525 SW Gemini Drive, Beaverton, OR 97008, and his telephone number is (503) 626-5403. Tenant's Construction Representative shall have the authority to bind Tenant as to all matters relating to the Tenant Improvements.

     1.2 Any disbursement of funds from the TI Allowance shall be subject to the following general conditions set forth in this paragraph 1.2 and to any other applicable conditions set forth in this Work Agreement. Each of such conditions is a condition precedent to each and every such disbursement and to Landlord's obligation to make such disbursement. Each of such conditions is for the sole benefit of Landlord and may by waived only by Landlord in writing.

          (a) There shall be no Event of Default by Tenant under the Lease (including this Work Agreement) and there shall have occurred no act or omission which, with the passage of time or the giving of notice, or both, would become an Event of Default by Tenant under the Lease (including this Work Agreement); and

          (b) At no point in time shall any one or more assignees or subtenants of Tenant have been in possession, in the aggregate, of more than 15,000 square feet of the Premises, or have been in possession of any portion of the Premises pursuant to an assignment or sublease with a term (including exercised extensions) exceeding twenty-four (24) months (except that an assignment or sublease of up to 6,000 square feet of the Premises to Cadence, or as permitted pursuant to the terms of paragraph 4.16.7, shall not be counted toward the 15,000 square foot maximum or the 24-month term limitation). For purposes of this subparagraph 1.2(b) only, the term "assignment or sublease" shall not include any assignment or sublease (i) executed after the date (the "Exercise Date") upon which Tenant exercises its option, right of first refusal, or right of first offer, as the case may be, to lease the applicable Space, and (ii) the terms and conditions of which had not been substantially agreed upon by Tenant and said assignee or sublessee prior to the Exercise Date.

     SECTION 2.  DESIGN OF TENANT IMPROVEMENTS

     2.1 Tenant shall select and propose for Landlord's approval a space planner, engineer or architect (the "Design Professional") to prepare the necessary drawings, including without limitation basic plans and Working Plans as described below for construction of the Tenant Improvements. Landlord shall have ten (10) Business Days within which to approve or reject such Design Professional. If Landlord rejects Tenant's proposed Design Professional, Landlord shall, at the time it notifies Tenant of such rejection, provide Tenant with a list of no fewer than three (3) alternate design professionals, and Tenant shall have ten (10) Business Days after receipt of such list to retain one of the listed alternates to render the services described in the first sentence of this paragraph 2.1. If Landlord approves Tenant's proposed Design Professional, Tenant shall retain such Design Professional to render the services described in the first sentence of this paragraph 2.1. The Tenant's agreement with the Design Professional shall provide that in no event shall such Design Professional assert or claim any lien, encumbrance or charge against the Land, Buildings or Premises. The fees of such Design Professional shall be either paid by Tenant or, if paid by Landlord, charged against the TI Allowance. Tenant shall cause to be clearly identified and located on the basic plans any equipment requiring special plumbing or mechanical systems, areas subject to above normal loads, special openings in the floor, ceiling, or walls, and other major or special features, and locations of telephone and electrical receptacles, outlets, and other items requiring electrical power (for special conditions, equipment, power requirements, and manufacturer's model numbers must be included).

     2.2 Within ten (10) Business Days after Tenant delivers to Landlord a copy of the basic plans, Landlord shall either approve the basic plans or shall set out the revisions to the basic plans reasonably required by Landlord. Tenant's Design Professional shall, within ten (10) Business Days, incorporate Landlord's required revisions, and produce full working drawings for construction sufficient to obtain all necessary permits and with sufficient detail to construct the Tenant Improvements, including specifications for every item included thereon (the "Working Plans").

     SECTION 3.  CONSTRUCTION OF TENANT IMPROVEMENTS

     3.1 Upon completion of the Working Plans, and unless Landlord has approved of having the Tenant Improvements constructed by a contractor of Tenant's choosing (as set forth below), Landlord shall solicit competitive bids from contractors for construction of the Tenant Improvements pursuant to the Working
Plans.   Landlord shall not be absolutely required to accept the lowest bid, but may, with Tenant's approval (which will not be unreasonably withheld or delayed), accept the bid of any contractor that Landlord, in its reasonable judgment, believes will construct higher quality Tenant Improvements in a timely manner and at a reasonable cost compared to the lower bidder(s). At the request of Tenant, Landlord or its contractor shall provide to Tenant in writing a fixed price bid for the cost of improvements to be provided at Tenant's expense pursuant to Section 1 of this Work Agreement. Within five (5) Business Days after Tenant's receipt of such estimated cost, Tenant shall delete any items which Tenant elects not to have constructed and shall authorize construction of the balance of the Tenant Improvements. In the absence of such written authorization, Landlord shall not be obligated to commence work on the Tenant Improvements and Tenant shall be responsible for any costs due to any resulting delay in completion of the Tenant Improvements.

     Within three (3) Business Days of completion of the Working Plans, Tenant may notify Landlord that Tenant requests Landlord's permission to use a contractor of Tenant's choosing for the construction of the Tenant Improvements. Such request shall include a proposed detailed budget and time schedule for the Tenant Improvements and a listing and description of the contractor and each subcontractor which Tenant proposes for such work. Landlord shall approve or reject Tenant's request within ten (10) Business Days. If Landlord approves Tenant's request to use its own contractor, then (i) the work performed by such contractor and any subcontractors shall be in conformance with the requirements of paragraph 3.4 of this Work Agreement, and (ii) any disbursement of funds to Tenant from the TI Allowance shall be subject to the additional conditions set forth in paragraph 3.5 of this Work Agreement.

     3.2 If Landlord's contractor is to construct the Tenant Improvements, then prior to commencement of construction of the Tenant Improvements, Tenant shall either (i) deposit with Landlord cash in an amount equal to the estimated cost of the Tenant Improvements to be installed at Tenant's expense pursuant to
Section 1 of this Work Agreement, or (ii) provide Landlord with other evidence or assurance satisfactory to Landlord, such as a bond, of Tenant's ability to pay the estimated cost of such Tenant Improvements. Landlord's contractor shall then complete the Tenant Improvements without material deviation from the Working Plans. If cash is deposited by Tenant as provided above in this paragraph 3.2, any excess paid by Tenant over the actual cost of the Tenant Improvements shall be promptly refunded without interest to Tenant by Landlord. Notwithstanding the preceding sentences of this paragraph, if Tenant qualifies for and elects to use the additional Tenant Improvement allowance described in paragraph 3.5 of the Lease for the purpose of covering the cost of Tenant Improvements in excess of the TI Allowance, Tenant shall not be required to comply with clauses (i) or (ii) of this paragraph, but instead shall be required to acknowledge in writing the amount of additional Tenant Improvement allowance utilized under paragraph 3.5 of the Lease and Tenant's agreement to pay the specified amount of Additional Tenant Improvement Rent.

     3.3 If Tenant desires any changes to the Tenant Improvements, Tenant shall submit a written request for such change to Landlord, together with all plans and specifications necessary to show and explain changes from the approved Working Plans. Any such change shall be subject to Landlord's reasonable approval. Within seven (7) Business Days after Tenant delivers to Landlord the written change request, Landlord shall either approve the change request, deny the change request, or set out the revisions to the change request reasonably required by Landlord. If Landlord's contractor is constructing the Tenant Improvements, Landlord or such contractor shall notify Tenant in writing of the amount, if any, which will be charged or credited to Tenant to reflect the cost of such change. Any such change order shall not be final until approved by Tenant.

     3.4 If any work in connection with the Tenant Improvements is authorized to be performed by Tenant's contractor as provided in paragraph 3.1 of this Work Agreement, such work shall conform to each of the following requirements:

          (a) Such work shall proceed only upon Landlord's written approval of the public liability and property damage insurance carried by Tenant's contractor. Landlord shall have the right to require Tenant's contractor to post a payment or performance bond in an amount equal to the estimated cost of the work to be performed by such contractor. Tenant shall supply Landlord with the name, address, and emergency telephone number for Tenant's contractor and all subcontractors with respect to Tenant's contractor.

          (b) All such work shall be (i) done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, (ii) completed in accordance with the Working Plans which have been approved by Landlord, (iii) completed in accordance with all Governmental Requirements, (iv) consist of all new materials or other materials approved by Landlord, (v) performed in accordance with all applicable safety regulations established by Landlord or its Manager for the Center generally, and (vi) free of defects in materials and workmanship. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Governmental Regulations.

          (c) All contractors constructing or installing any such work and the respective subcontractors to each and every such contractor (i) shall be licensed for their respective trades and (ii) shall be approved by Landlord.

          (d) All such work shall be scheduled through Landlord or its Manager and shall be performed in a manner and at times which do not impede or delay any work on the applicable Space or any other space in the Center being performed by Landlord's contractor.

          (e) Tenant's contractor shall store any materials only in the Premises or in such other space as may be designated by Landlord or its contractor from time to time. All trash and surplus construction materials shall also be stored within the Premises and shall be promptly removed from the Premises.

          (f) As between Landlord and Tenant, Tenant shall be directly responsible for all payments to or for the account of Tenant's contractor and all subcontractors retained by Tenant's contractor. From the applicable TI Allowance, Landlord shall reimburse Tenant for actual costs and fees expended within ten (10) Business Days after receipt by Landlord of Tenant's invoice for such reimbursement and satisfaction of all other conditions to a disbursement under this Work Agreement, but in any event no more often than monthly, up to the amount of the applicable TI allowance. Tenant shall provide Landlord with copies of all current invoices and payment receipts each time Tenant invoices Landlord for reimbursement. Tenant shall not permit any mechanics or materialman's liens, arising from or related to Tenant Improvements constructed by Tenant's contractor, to be created against the Land, Buildings or Premises. Tenant shall use sums disbursed from the TI Allowance exclusively for the particular category or line item of Tenant Improvements identified in Tenant's request. During the course of construction of the Tenant Improvements, Tenant shall file and submit all applications and obtain and maintain in force all permits, variances, licenses, approvals and other authorizations as are required by Governmental Requirements. Tenant shall promptly deliver to Landlord copies of all such documents to Landlord.

          (g) During the course of construction of the Tenant Improvements, Tenant shall promptly notify Landlord upon (i) any stoppage or material delay in construction work, (ii) any notice or other communication delivered to Tenant or within Tenant's knowledge to the effect that the Tenant Improvements are not being constructed in accordance with Governmental Requirements, the Working Plans approved by Landlord, the budget or time schedule submitted to Landlord under paragraph 3.1 of this Work Agreement, or any other requirements of this Work Agreement, (iii) Tenant's receipt of any notice from any party, other than Landlord, alleging that Tenant is in default of any of its obligations under any construction contract, architecture or engineering contract, or any other contract relating to the Tenant Improvements, (iv) any material casualty occurring to any part or item of the Tenant Improvements, (vi) Tenant's knowledge of any violation of subparagraph 4.20.1 of the Lease.

          (h) At anytime during the course of construction of the Tenant Improvements, Landlord may, but shall have no obligation to, pay any of Tenant's contractors or subcontractors directly out of the TI Allowance.

     If any work is to be performed in connection with the Tenant Improvements by Landlord's contractor, such work shall conform to the requirements of clause
(b) above.

     3.5 If any work in connection with the Tenant Improvements is authorized to be performed by Tenant's contractor as provided in paragraph 3.1 of this Work Agreement, then any disbursement of funds to Tenant from the TI Allowance shall be subject to the following additional conditions. Each of such additional conditions is a condition precedent to each and every such disbursement and to Landlord's obligation to make such disbursement. Each of such conditions is for the sole benefit of Landlord and may by waived only by Landlord in writing.

          (a) Landlord shall have received evidence satisfactory to Landlord showing such bills, receipts, invoices and other evidence as may be required by Landlord to substantiate Tenant's unconditional obligation for the sums covered by the current request;

          (b) Landlord shall have received lien waivers (conditioned only on receipt of the specified sums) in recordable form for all work covered by the current request and otherwise be satisfied that there are no liens, encumbrances or defects filed or asserted in writing arising from or relating to the design or construction of the Tenant Improvements;

          (c) Landlord shall be satisfied that no Hazardous Substances have been constructed, deposited, disposed, placed, buried, discharged, generated, treated, handled or located in, on, about, under or around the Land or Buildings in connection with the Tenant Improvements;

          (d) Amounts included in any previous disbursement of the TI Allowance for a specified purpose shall not have been applied to any other purpose or payment;

          (e) Landlord shall be satisfied that there is no pending or threatened litigation or proceeding affecting the Land, Buildings, Landlord or Tenant in connection with or arising out of the Tenant Improvements;

          (f) Tenant shall have furnished Landlord with evidence satisfactory to Landlord that the insurance coverages and any payment or performance bond required for Tenant's contractors by this Work Agreement remain in force and effect;

          (g) Landlord shall be satisfied that all construction work covered by the current request has been performed and completed in accordance with this Work Agreement; and

          (h) Landlord shall have received such other information and documentation as may reasonably be required by Landlord.

     3.6 Without limiting the general applicability of the Tenant Improvement Allowance, any fees for overhead or supervision of Tenant Improvement design or construction up to a maximum of five percent (5%) of total hard construction costs, including those of Landlord or Manager, shall be charged against the Tenant Improvement Allowance, so long as they are reasonably consistent with industry standards and subject to Tenant's prior reasonable written approval.
In addition, data and phone distribution costs of up to $1.00 per square foot of the applicable Space may be charged against the Tenant Improvement Allowance, and all construction permit costs shall be charged against the Tenant Improvement Allowance.

     3.7 Tenant's entry in the applicable Space for any purpose, including without limitation inspection or performance of work by Tenant's contractor, prior to the applicable Commencement Date, shall be subject to all the terms and conditions of the Lease, including without limitation the provisions of the Lease relating to the maintenance of insurance, but excluding the provisions of the Lease relating to the payment of rent. Tenant's entry shall mean entry by Tenant or any of Tenant's Agents.

     3.8 Each party shall indemnify and hold harmless the other from and against any and all Claims arising in whole or in part out of or in any way related to any act, omission or negligence of such party's contractors (and any subcontractors thereof) in the Premises, the Buildings or at the Center.
Without limiting the generality of the foregoing, the indemnifying party shall promptly reimburse the other party upon demand for any extra expense incurred by such party as a result of faulty work done by the indemnifying party or its contractors or subcontractors thereof, any delays caused by such work, or inadequate clean-up. Landlord's indemnification obligation under this paragraph is subject to terms of paragraph 4.27 of the Lease.

     3.9 If the cost of the Tenant Improvements exceeds the TI Allowance plus any additional Tenant Improvement allowance made available under the terms and conditions of paragraph 3.5 of the Lease, then Tenant shall either (a) pay to Landlord such excess within twenty (20) Business Days after demand (with invoices) by Landlord (if Landlord's contractor constructed the Tenant Improvements), or (b) not be entitled to reimbursement of the costs incurred by Tenant in excess of the TI Allowance (if Tenant's contractor constructs the Tenant Improvements). If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvements as and when due, Landlord may elect to suspend work on the Tenant Improvements pending payment in full.

     3.10 Upon the expiration or sooner termination of the Lease, all Tenant Improvements and all additions or alterations to the Premises made by Tenant or performed by Landlord on Tenant's behalf, shall become the property of Landlord unless Landlord has, as a condition of approving such Tenant Improvements, required that the same be removed by Tenant at Tenant's sole expense. If Tenant fails to remove any such Tenant Improvements as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within thirty (30) days after Tenant's receipt of Landlord's written demand therefor with invoices.

     3.11 In the event that Landlord fails to respond within the time required to any written request by Tenant for approval or consent required of Landlord pursuant to the terms of this Work Agreement, and such failure to respond continues after Tenant delivers written notice to Landlord of such failure to respond, then Tenant's obligation to pay Base Rent for the applicable Space during the applicable Lease Term shall be abated one day for each day after receipt by Landlord of the notice described above during which such failure to respond continues; PROVIDED, however, that (a) no such delay shall cause any change in the applicable Commencement Date, and (b) for purposes of this subparagraph 3.11, Landlord shall have been deemed to have responded if Landlord conditionally or unconditionally gives its approval or rejection, requests additional information which is material to the request for approval or consent, or any combination of the above.